EXHIBIT 1
                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of SFX Broadcasting, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date:  September 4 , 1997

                                        GOLDMAN, SACHS & CO.

                                        By:       /s/ Gregory K. Palm
                                        Name:     Gregory K. Palm
                                        Title:    Managing Director

                                        THE GOLDMAN SACHS GROUP, L.P.

                                        By:       The Goldman Sachs Corporation,
                                                  its general partner

                                        By:       /s/  Gregory K. Palm
                                        Name      Gregory K. Palm
                                        Title:    Executive Vice President